Exhibit 10.4

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of March 11, 2008 (this “Amendment”), to the Credit and Guaranty Agreement, dated as of April 30, 2007 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Handleman Company, a Michigan corporation (“Holdings”), Handleman Services Company, a Michigan corporation (“Handleman Services”), certain subsidiaries of Holdings identified on the signature page hereto as “Borrowers” (such Subsidiaries, together with Handleman Services, are referred to individually as a “Borrower” and collectively, jointly and severally, as “Borrowers”), certain subsidiaries of Holdings identified on the signature page hereto as “Guarantors” (such subsidiaries, together with Holdings, are referred to individually as a “Guarantor” and collectively, jointly and severally, as “Guarantors”), the lenders party hereto from time to time (“Lenders”), and Silver Point Finance, LLC (“Silver Point”), as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent” and together with Administrative Agent, each an “Agent” and collectively the “Agents”).

WHEREAS, Borrowers and Guarantors have requested that Agents and Lenders agree to waive certain Events of Default that have occurred and are continuing and amend certain terms and conditions of the Credit Agreement, in each case, as more fully set forth herein; and

WHEREAS, Agents and Lenders have agreed to waive such Events of Default and to make such amendments to the Credit Agreement, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto, in appropriate alphabetical order:

“‘Cash Collateral Account’: as defined in Section 5.15(b).”

“‘Cash Flow Forecast’ means the thirteen-week cash flow forecast of Credit Parties delivered to Agents on or prior to the Fifth Amendment Effective Date, setting forth the cash receipts and disbursements of Credit Parties and the Loans projected to be outstanding on a weekly basis during such period, in form and substance satisfactory to Agents, and consistent with the Financial Plan and the Projections (other than the Financial Plan and Projections previously provided for fiscal year 2008 distributed in April 2007), which Cash Flow Forecast shall be updated, extended and delivered to Agents in accordance with Section 5.1(x), which updates shall be consistent with the Cash Flow Forecast provided to Agents on the Fifth Amendment Effective Date, the Financial Plan and the Projections.”

“‘Exclusive Distribution Costs’ means upfront fees paid to customers in exchange for exclusivity rights.”

“‘Fifth Amendment’ means the Fifth Amendment to Credit and Guaranty Agreement, dated as of March 11, 2008, by and among Credit Parties, Lenders and Agents.”

“‘Fifth Amendment Effective Date’ has the meaning ascribed to the term ‘Amendment Effective Date’ in the Fifth Amendment.”

“‘Fifth Amendment Fee Letter’ means the letter agreement dated the Fifth Amendment Effective Date between Borrowers and Administrative Agent, and acknowledged by each of the other Credit Parties.”

“‘Minimum Asset Coverage’: as defined in Section 6.7(e).”

(b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

“‘Make Whole Amount’: as defined in Section 2.12(c)(i).”

“‘Minimum Availability Amount’ means $40,000,000.”

“‘Revolver/Term Loan A Reserve’ means, at any time, a reserve against the Working Capital Borrowing Base in an amount equal to the sum of (i) the aggregate outstanding principal amount of the Revolving Loans at such time plus (ii) the aggregate outstanding principal amount of the Tranche A Term Loan outstanding at such time.”

“‘Treasury Rate’ means, with respect to any prepayment pursuant to Section 2.12, the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as determined by the Administrative Agent in good faith based on publicly available market data) most nearly equal to the period from the applicable Prepayment Date to the applicable Make Whole Expiry Date, provided, however, that if the period from the applicable Prepayment Date to the applicable Make Whole Expiry Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.”

(c) Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end of the definition of the term “Adjusted LIBOR Rate” contained therein to read in its entirety as follows:

“Notwithstanding the foregoing, the Adjusted LIBOR Rate shall in no event be less than 4.50% per annum.”

(d) Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end of the definition of the term “Base Rate” contained therein to read in its entirety as follows:

“Notwithstanding the foregoing, the Base Rate shall in no event be less than 7.50% per annum.”

(e) Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (v)(a) of the definition of the term “Cash Equivalents” contained therein, to read in its entirety as follows:

“(a) has one hundred percent (100%) of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above,”

(f) Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “Fifth Amendment Fee Letter,” after the phrase “Fee Letter,” contained in the definition of the term “Credit Documents” contained therein.

(g) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of the term “Incremental Availability Reserve” contained therein, and each reference to the term “Incremental Availability Reserve” contained in the Credit Agreement is hereby deleted.

(h) Section 2.7(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“2.7 Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Tranche A Term Loans and Revolving Loans:

(A) if a Base Rate Loan, at the Base Rate plus five percent (5.0%) per annum; or

(B) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus six percent (6.0%) per annum;

(ii) in the case of Tranche B Term Loans:

(A) if a Base Rate Loan, at the Base Rate plus eight percent (8.0%) per annum; or

(B) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus nine percent (9.0%) per annum.”

(i) Section 2.12(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Call Protection. (i) If, on or prior to April 30, 2009 (the “Make-Whole Expiry Date”), either (x) all or any part of the principal balance of any Term

Loan is repaid or prepaid and/or (y) any Commitment is reduced or terminated, in each case, for any reason (including without limitation pursuant to (A) any mandatory prepayment provision (other than a mandatory prepayment pursuant to Section 2.13(e)), (B) any voluntary prepayment, (C) in connection with a foreclosure and sale of the Collateral, (D) in connection with a sale of the Collateral in an Insolvency Proceeding, (E) in connection with the acceleration of the Obligations after the occurrence and during the continuation of an Event of Default, (F) in connection with the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding or (G) under any other circumstance), then Company shall pay to Administrative Agent, for the benefit of all Lenders entitled to a portion of such repayment, prepayment, reduction or termination, an amount equal to the sum of the present value at such time of (i) all interest payments or accrued interest (including default interest, if applicable) that would have accrued on the principal amount of the Loans and/or Commitments repaid, prepaid, reduced or terminated or deemed repaid, prepaid, reduced or terminated from the date of such repayment, prepayment, reduction or termination (such date, the “Prepayment Date”) through to the Make-Whole Expiry Date plus (ii) the Prepayment Premium applicable immediately after the Make-Whole Expiry Date plus (iii) in the case of a repayment or prepayment, the principal amount of Loans so repaid or prepaid, or deemed repaid or prepaid, in each case, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus (iv) in the case of a repayment or prepayment, the principal amount of the Loan so repaid or prepaid (such difference, the “Make-Whole Amount”). For purposes of this calculation: (A) such interest payment or accrued interest shall be projected by using the interest rate then in effect for the period from the Prepayment Date through the Make-Whole Expiry Date (including, to the extent applicable, the provisions of Section 2.9 of the Credit Agreement); and (B) in the case of a reduction or termination of Revolving Commitments for which no corresponding Revolving Loans are outstanding on the Prepayment Date, such interest payment or accrued interest shall be projected assuming that the outstanding principal amount of Revolving Loans is equal to the principal amount of the Revolving Commitments so permanently reduced or terminated and the interest rate that would have been applicable if such Revolving Loans were made on the Prepayment Date. Notwithstanding anything to the contrary contained in any Credit Document, on and after the Fifth Amendment Effective Date, any Make-Whole Amount that is incurred shall not be required to be paid in cash on the date on which such Make-Whole Amount is incurred, but shall be paid-in-kind on such date by capitalizing such Make-Whole Amount and adding it to the outstanding principal amount of the Tranche B Term Loan, whereupon such Make-Whole Amount shall (i) constitute a portion of the outstanding Tranche B Term Loan for purposes of the Credit Agreement and all other Credit Documents, (ii) be secured by the Collateral, (iii) constitute a portion of the Obligations owing by the Credit Parties to Agents and Lenders, and (iv) be payable on the Term Loan Maturity Date; and

(ii) At any time after the Make-Whole Expiry Date, either (x) all or any part of the principal balance of any Term Loan is repaid or prepaid and/or (y) any Commitment is reduced or terminated, in each case, for any reason (including without limitation pursuant to (A) any mandatory prepayment provision (other than a mandatory prepayment pursuant to Section 2.13(e)), (B) any voluntary prepayment, (C) in connection with a foreclosure and sale of the Collateral, (D) in connection with a sale of the Collateral in an Insolvency Proceeding, (E) in connection with the acceleration of the Obligations after the occurrence and during the continuation of an Event of Default, (F) in connection with the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding or (G) under any other circumstance), Company shall pay the applicable Prepayment Premium to Administrative Agent, for the benefit of all Lenders entitled to a portion of such repayment, prepayment, reduction or termination.”

(j) Section 2.13(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Administrative Agent’s Account. At all times following the Fifth Amendment Effective Date, but subject to Section 5.15(b), so long as no Default or Event of Default has occurred and is continuing (in which case funds shall be applied in accordance with Section 2.15(g), unless Requisite Lenders consent to another application), Administrative Agent shall apply all funds transferred from the Blocked Accounts and deposited in Administrative Agent’s Account by Working Capital Agent, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Loans until all Revolving Loans are paid in full, and then to the payment of the Tranche A Term Loan until the Tranche A Term Loan is paid in full, and then to the payment of the Tranche B Term Loan, until the Tranche B Term Loan is paid in full (in each case, together with accrued interest and fees on the amount prepaid to the date of prepayment and the applicable Make-Whole Amount or Prepayment Premium then due thereon).”

(k) Section 2.14(b)(iii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iii) If any Default or Event of Default has occurred and is continuing, all payments shall be applied pursuant to Section 2.15(g), unless Requisite Lenders consent to another application. Nothing contained herein shall modify the provisions of Section 2.12(c) or Section 2.15(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the applicable Make Whole Amount or Prepayment Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.”

(l) The introductory paragraph of Section 2.15(g)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i) After the occurrence and during the continuance of a Default or an Event of Default, Administrative Agent shall apply all proceeds of the Term Priority Collateral, subject to the provisions of this Agreement (unless Requisite Lenders consent to another application):”

(m) The introductory paragraph of Section 2.15(g)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) After the occurrence and during the continuance of a Default or an Event of Default, Administrative Agent shall apply all proceeds of Working Capital Priority Collateral received by Administrative Agent in accordance with the terms of the Intercreditor Agreement, subject to the provisions of this Agreement (unless Requisite Lenders consent to another application):”

(n) Section 2.15(g)(iii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“After the occurrence and during the continuance of a Default or an Event of Default, to the extent the Collateral Agent cannot reasonably determine whether funds to be applied towards payment of the Obligations constitute proceeds from Term Priority Collateral or Working Capital Priority Collateral, 50% of such funds shall be applied in accordance with the terms set forth in clause (i) above and 50% of such funds shall be applied in accordance with the terms set forth in clause (ii) above (unless Requisite Lenders consent to another application).”

(o) Section 2.15(h) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(h) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.15(g) shall not be deemed to apply to any payment by or on behalf of such Credit Party that is specified by such Credit Party to Administrative Agent to be for the payment or prepayment of any Obligations then due and payable under any provision of this Agreement; provided that nothing contained in this Section 2.15(h) shall limit the right of Requisite Lenders to consent to an application of proceeds different from 2.15(g) if a Default or an Event of Default has occurred and is continuing or otherwise.”

(p) Section 3.2(a) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (viii) thereof, by deleting the period at the end of clause (ix) and adding a semicolon and the word “and” in its stead, and by adding the following clause to the end thereof, to read in its entirety as follows:

“(x) Administrative Agent shall have reasonably determined that the Borrowers are, and shall remain, in compliance with the requirements of Section 6.23.”

(q) Article IV of the Credit Agreement is hereby amended by adding the following new Section to the end thereof to read in its entirety as follows:

“4.42 Cash Flow Forecast. On or before the Fifth Amendment Effective Date, Holdings has furnished to Agents the Cash Flow Forecast. The Cash Flow Forecast, when delivered and, as updated and extended from time to time pursuant to Section 5.1(x), shall be believed by Credit Parties, at the time furnished, to be reasonable, shall have been prepared on a reasonable basis and in good faith by Credit Parties, and shall have been based on assumptions believed by Holdings to be reasonable at the time made and upon the best information then reasonably available to Credit Parties, and no Credit Party shall be aware of any facts or information that would lead it to believe that such Cash Flow Forecast, as so updated, is incorrect or misleading in any material respect.”

(r) Clause (i) of Section 5.1(q) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i) each Business Day, current as of the close of business on the immediately preceding Business Day (except (A) the Accounts and Inventory of Crave Entertainment Group, Inc. and its Subsidiaries, which shall be current as of the close of business on the second preceding Business Day, and (B) the Accounts of Handleman UK Limited, which shall be current on a weekly basis), (x) a Borrowing Base Certificate, supported by schedules showing the derivation thereof and containing such detail and other information as the Administrative Agent may reasonably request from time to time, (y) an Accounts aging report of each Credit Party (collectively and by individual customer), and (z) an accounts payable aging report of each Credit Party (collectively and by individual vendor); and”

(s) Section 5.1 of the Credit Agreement is hereby amended by adding the following new clause to the end thereof to read in its entirety as follows:

“(x) Cash Flow Forecast. On or before the fifth Business Day following the Friday of the previous week, (A) an updated and extended copy of the Cash Flow Forecast, which Cash Flow Forecast, when delivered and as so updated and extended, shall (1) be consistent with the Cash Flow Forecast delivered to Agents on or prior to the Fifth Amendment Effective Date, the Projections and the Financial Plan, (2) be believed by Credit Parties at the time furnished to be reasonable, (3) be prepared on a reasonable basis and in good faith, (4) be based on assumptions believed by Credit Parties to be reasonable at the time made and upon the best information then reasonably available to Credit Parties, and (5) cover a period of the thirteen consecutive weeks, commencing with the Friday of the most recently-ended week, and shall be accompanied by a certificate of an Authorized Officer certifying as to the matters set forth in subclauses (1), (2), (3) and (4) above; and (B) a reconciliation of variances above 5% and greater than $100,000 of actual cash receipts, disbursements, net cash, and outstanding Loans and Working Capital Loans of Credit Parties for the most recently-ended week (on a weekly and cumulative basis) to the amount set forth in each line item in the Cash Flow Forecast for such week (and on a cumulative basis), (ii) a narrative detailing any discrepancies between the actual results for such week (and on a cumulative basis) and the Cash Flow Forecast for such week (and on a cumulative basis), and (iii) an outline of actions to be taken by Credit Parties to eliminate any adverse discrepancies above 5% and greater than $100,000, if any, and to return to compliance with the Cash Flow Forecast, in each case, in form and substance satisfactory to Agents.”

(t) Section 5.15(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Cash Management Systems. Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent, including with respect to blocked account arrangements. Without limiting the foregoing, Holdings will, and will cause each of its Subsidiaries to, comply with all terms and provisions of the Working Capital Agreement (or any successor or replacement agreement acceptable to Administrative Agent) with respect to the cash management of Credit Parties, provided that, if the Working Capital Agreement shall have been terminated and Credit Parties shall not have entered into a successor or replacement agreement acceptable to Administrative Agent, then Credit Parties shall enter into control agreements, lockbox agreements and other similar agreements in form and substance reasonably satisfactory to Administrative Agent; provided further, that Administrative Agent shall require Working Capital Agent to transfer (or cause to be transferred) all funds on deposit in the Blocked Accounts (other than funds necessary to repay Working Capital Loans then outstanding in full and to cash collateralize Working Capital Letters of Credit then outstanding in full, which funds may be retained by Working Capital Agent and applied to repay all Working Capital Loans then outstanding in full and to cash collateralize all Working Capital Letters of Credit then outstanding in full) to Administrative Agent’s Account on a daily basis for application to the Obligations in accordance with Section 2.13(i); provided that, if, on any Business Day, there are no Revolving Loans outstanding and the aggregate amount of funds deposited into Administrative Agent’s Account (when taken together with all funds on deposit in an interest-bearing cash collateral account in Administrative Agent’s name for Credit Parties (the “Cash Collateral Account”)) is less than $5,000,000, the funds deposited into Administrative Agent’s Account on such day shall be transferred into the Cash Collateral Account (it being understood that at any time that (i) any Revolving Loan is outstanding, (ii) the funds on deposit in the Cash Collateral Account equal or exceed $5,000,000, or (iii) a Default or Event of Default shall have occurred and be continuing, Administrative Agent shall have the right to apply all funds on deposit in the Cash Collateral Account to the Obligations in accordance with Section 2.13(i). As of the Fifth Amendment Effective Date, all bank accounts and investment accounts of Credit Parties are listed on Schedule 5.15 and such Schedule designates which such accounts are deposit accounts. Except as permitted by Section 6.6(a), no Credit Party shall maintain or open any deposit account unless the depository bank for such account shall have entered into a blocked account agreement with Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent. So long as no Default or Event of Default has occurred and is continuing or would not result therefrom, upon the prior written request by Borrower Representative, Collateral Agent shall release any Blocked Cash to Borrowers and instruct the applicable depository bank to transfer the requested funds in accordance with the instructions received from the Borrower Representative; provided, that (i) Agent shall have received at least 2 Business Days (or such greater period as may be required by the applicable depository bank) advance written notice of such request, and (ii) such requested transfer, and the use of the proceeds therefrom, is otherwise permitted under the terms and conditions of this Agreement.”

(u) Section 5.21 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“5.21 Deposit Accounts. By not later than April 15, 2008, Credit Parties shall provide evidence satisfactory in form and substance to Administrative Agent that Credit Parties have obtained control agreements, in form and substance satisfactory to the Administrative Agent, with respect to all Deposit Accounts maintained by any Credit Party in the U.K., such that all Cash and Cash Equivalents deposited in such Deposit Accounts would constitute Blocked Cash.”

(v) Article V of the Credit Agreement is hereby amended by adding the following new Sections to the end thereof to read in their entirety as follows:

“5.23 Projections. By not later than March 30, 2008, Holdings shall deliver to Agents the Projections of Holdings and its Subsidiaries for the remaining period of Fiscal Year 2008 and all of Fiscal Year 2009, including monthly projections for each month from March 2008 through April 2009, which Projections shall (a) be consistent with the Financial Plan and the Cash Flow Projections (other than the Financial Plan and Projections previously provided in April 2007 for fiscal year 2008) and demonstrate the absence of any Default or Event of Default, (b) be in form and substance satisfactory to Agents in their sole discretion, (c) show Consolidated Adjusted EBITDA for each period in an amount not less than the amount required to satisfy the cash flow needs of Holdings and its Subsidiaries during such period, including, without limitation, amounts required to fund interest and loan servicing payments, Capital Expenditures, License Advances, Exclusive Distribution Advances and Software Development Costs payable during such period, and (d) be accompanied by a certificate of an Authorized Officer of Holdings, in form and substance satisfactory to Agents, certifying that (i) such Projections have been prepared on a reasonable basis and in good faith by Credit Parties, and are based on good faith estimates and assumptions believed by Credit Parties to be reasonable at the time made and upon the best information then reasonably available, (ii) at the time furnished, such Projections are believed by the management of Credit Parties to be reasonable and attainable, (iii) no Credit Party is aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect, and (iv) such Projections are consistent with the Financial Plan and the Cash Flow Forecast of Credit Parties.

5.24 Investment Banker. By not later than March 31, 2008, Credit Parties shall have (i) retained an investment banker, acceptable to the Agents, for the purpose of exploring strategic options with respect to Crave/SVG, pursuant to a written agreement in form and substance acceptable to Agents and Lenders, and (ii) delivered a fully-executed copy of such agreement to the Administrative Agent, certified as true and correct by an Authorized Officer of Holdings. The Credit Parties shall continue the retention of such investment banker until such time as Credit Parties receive the prior written consent of the Agents to discontinue such retention. At all times during the retention of such investment banker, Credit Parties shall provide such investment banker’s representatives with all assistance and cooperation necessary to fully perform their duties under such retention agreement, and, upon any Agent’s reasonable request, and in any event, not less than once every two weeks, shall make such investment banker’s representatives available to Agents and Lenders to discuss the process and progress of each strategic option and each aspect thereof, including the parties involved therewith.

5.25 Operational Advisor. Upon the request of any Agent to Holdings, the Credit Parties shall promptly, and in any event, within five (5) Business Days following the receipt of such request, retain and continue the retention of an operational advisor, which operational advisor shall be selected by the Credit Parties from a list of three (3) operational advisors identified to the Credit Parties by such Agent as being acceptable to the Agents, as their operational advisor pursuant to a written agreement in form and substance acceptable to the Agents and the Lenders. At all times during the retention of any such operational advisor, the Credit Parties shall (a) provide such operational advisor’s representatives with all assistance and cooperation necessary to fully perform their duties under such retention agreement, and (b) cause such operational advisor and members of the management of Credit Parties to (i) participate in weekly telephone meetings with Collateral Agent to discuss the affairs, financial performance, operational performance, customers and suppliers, finances and accounts of the Credit Parties, the Cash-Flow Forecast, compliance issues and other matters requested by Collateral Agent, and (ii) promptly respond to questions from Collateral Agent and otherwise promptly meet (by telephone or otherwise) with Collateral Agent upon request to discuss matters involving Credit Parties and/or the Credit Documents.”

(w) Clauses (iv) and (v) of Section 6.6(a) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“(iv) maintained in Canada, whether or not in Blocked Accounts, but excluding any Blocked Cash, will not exceed $1,000,000; and (v) maintained in the United Kingdom, whether or not in Blocked Accounts, but excluding any Blocked Cash, will not exceed $2,000,000 for more than one Business Day; provided; however, notwithstanding anything to the contrary contained in this Section 6.6(a), under no circumstances shall Deposit Accounts used for collection of customer payments be maintained unless such Deposit Account is also a Blocked Account;”

(x) Section 6.7(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Consolidated Adjusted EBITDA. Holdings shall not permit Consolidated Adjusted EBITDA as at the end of any Fiscal Month, beginning with the Fiscal Month ending on or about June 30, 2008, for the trailing twelve-month period then ended to be less than an amount to be agreed between Credit Parties and Administrative Agent based upon the Projections required to be delivered to Agents pursuant to Section 5.23; provided that in any event, such agreed minimum Consolidated Adjusted EBITDA amount must be approved by Requisite Lenders.”

(y) Section 6.7(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Maximum Consolidated Capital Expenditures, License Advances, Exclusive Distribution Advances and Software Development Costs. Holdings shall not make or incur any Capital Expenditures, License Advances, Exclusive Distribution Advances or Software Development Costs. Holdings shall not permit its Subsidiaries to make or incur Consolidated Capital Expenditures, License Advances, Exclusive Distribution Advances and Software Development Costs, during the period from January 1, 2008 through May 31, 2008, in an aggregate amount for all of its Subsidiaries in excess of $4,000,000; provided that Administrative Agent, in its reasonable discretion, may approve such expenditures over $4,000,000.”

(z) Sections 6.7(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e) Minimum Asset Coverage. Credit Parties shall not permit, at any time, (i) the positive difference between (A) the Working Capital Borrowing Base at such time (without taking into account the Revolver/Term Loan A Reserve, the Minimum Availability Amount or any other Reserves (as defined in the Working Capital Agreement)) and (B) the principal amount of all Indebtedness outstanding (including without limitation, all undrawn letters of credit) under the Working Capital Agreement and this Agreement at such time (such positive difference, the “Minimum Asset Coverage”) to be less than the correlative amount indicated below under the heading “Minimum Asset Coverage” for such period, or (ii) the percentage obtained by dividing (A) the amount specified in clause (i)(B) above at such time by (A) the amount specified in clause (i)(A) above at such time to be greater than the percentage specified below under the heading “Maximum Coverage Percentage” for such period:

Period	Minimum Asset Coverage	Maximum Coverage Percentage
Fifth Amendment Effective Date through 3/15/08	$30,000,000	71.5%
3/16/08 through 3/29/08	$16,000,000	85.0%
3/30/08 through 4/11/08	$18,500,000	82.0%
4/12/08 through 5/10/08	$23,500,000	78.0%
5/11/08 through 5/31/08	$18,500,000	80.5%
6/1/08 and all times thereafter	$100,000,000	45.0%

(aa) Section 10.5(b)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(ii) waive, reduce or postpone any scheduled repayment due such Lender, any mandatory prepayment due such Lender pursuant to Section 2.13 (other than any such waiver, reduction or postponement resulting from the waiver of the obligation to apply funds in accordance with Section 2.15(g) (which may be affected by consent of the Requisite Lenders)) or any right of such Lender to waive a prepayment due such Lender pursuant to Section 2.13;”

(bb) Section 10.5(b)(iv) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(iv) extend the time for payment of any such interest or fees to such Lender (other than any extension resulting from the waiver of the obligation to apply funds in accordance with Section 2.15(g) (which may be affected by consent of the Requisite Lenders));”

(cc) Schedule 5.15 of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Annex I hereto.

3. Conditions to Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) upon satisfaction in full of the following conditions precedent:

(a) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in this Amendment, the Credit Agreement and the other Credit Documents shall be correct on and as of the date of this Amendment as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing (or would result from this Amendment becoming effective in accordance with its terms).

(b) Administrative Agent shall have received counterparts of this Amendment that bear the signatures of each of Credit Parties, Agents and Lenders.

(c) Administrative Agent shall have received the Fifth Amendment Fee Letter, duly executed by the parties thereto.

(d) Agents shall have received the Cash Flow Forecast for the 13 week period ending May 24, 2008, together with a certificate of an Authorized Officer of Holdings stating that such Cash Flow Forecast has been prepared on a reasonable basis and in good faith and is based on assumptions believed by Credit Parties to be reasonable at the time made and from the best information then available to Credit Parties, which Cash Flow Forecast shall be in form and substance satisfactory to Agents.

(e) Borrowers shall have paid to Administrative Agent, in immediately available funds, all amounts due and owing to any Agent or any Lender in connection with the Credit Documents.

(f) Working Capital Agent shall have notified the depository institutions at which any Blocked Account is maintained to sweep all cash, on a daily basis, to Working Capital Agent, and Working Capital Agent shall have agreed to deliver all such funds to Administrative Agent’s Account on a daily basis, subject to the provisos contained in Section 5.15(b).

(g) Administrative Agent shall have received a copy of an amendment (or similar agreement), in form and substance reasonably satisfactory to Agents, duly executed by Credit Parties, Working Capital Agent, and Working Capital Lenders amending and waiving the corresponding provisions of the Working Capital Agreement.

4. Waiver. (a) Credit Parties have advised Agents and Lenders that certain Events of Default have occurred have occurred and are continuing under Section 8.1 of the Credit Agreement due to the failure of Credit Parties to prepay the Borrowing Base Excess, as required by Section 2.12(g) and 6.21(c) of the Credit Agreement (such Events of Default, the “Specified Events of Default”).

(b) At the request of Credit Parties, effective upon the Amendment Effective Date, each of Agents and Lenders hereby waives each Specified Event of Default that occurred prior to the date hereof.

(c) The waivers set forth in Section 4(b) above shall be effective only in this specific instance and for the specific purposes set forth herein, and do not allow for any other or further departure from the terms and conditions of the Credit Agreement (including, without limitation, any further violation of Sections 2.12(g) or 6.21(c) of the Credit Agreement), or any further amendment of any other provision of the Credit Agreement or any other Credit Document, which terms and conditions shall continue in full force and effect.

5. Credit Parties’ Representations and Warranties. Each Credit Party represents and warrants to Agents and Lenders as follows:

(a) Such Credit Party (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Credit Agreement, as amended hereby.

(b) The execution, delivery and performance by such Credit Party of this Amendment and the performance by such Credit Party of the Credit Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under such Credit Party’s organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting such Credit Party or any of such Credit Party’s properties, and (iii) except as provided in the Credit Documents, do not and will not result in or require the creation of any Lien, upon or with respect to such Credit Party’s property.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by such Credit Party of this Amendment or the performance by such Credit Party of the Credit Agreement, as amended hereby.

(d) This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.

(e) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in the Credit Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing (or would result from this Amendment becoming effective in accordance with its terms).

6. Continued Effectiveness of Credit Agreement. Each Credit Party hereby (a) confirms and agrees that the Credit Agreement and each other Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Credit Document to (i) “the Credit Agreement”, “hereto”, “hereof”, “hereunder”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, (b) confirms and agrees that to the extent that any such Credit Document purports to assign or pledge to Collateral Agent, for the ratable benefit of Lenders, or to grant to Collateral Agent, for the ratable benefit of Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Credit Party, or any of their respective Subsidiaries from time to time existing in respect of the Credit Agreement and the other Credit Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects, and (c) confirms and agrees that no amendment of any terms or provisions of the Credit Agreement, or the amendments granted hereunder shall relieve any Credit Party from complying with such terms and provisions other than as expressly amended hereby or from complying with any other term or provision thereof or herein.

7. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Credit Parties and their Affiliates under the Credit Agreement and the other Credit Documents. Notwithstanding the foregoing, Credit Parties wish (and Agents and Lenders agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any Agent’s or any Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Credit Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic method shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties to this Amendment hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Amendment.

(d) Borrowers will pay on demand all reasonable fees, costs and expenses of Agents and Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees disbursements and other charges of counsel to Agents and Lenders.

(e) This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and interpreted in accordance with the terms thereof. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Credit Party under or in connection with this Amendment shall have been incorrect when made or deemed made or if any Credit Party fails to perform or comply with any covenant or agreement contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

HANDLEMAN CATEGORY MANAGEMENT COMPANY

By:
Name:
Title:

HANDLEMAN SERVICES COMPANY

By:
Name:
Title:

HANDLEMAN REAL ESTATE LLC

By:
Name:
Title:

ARTIST TO MARKET DISTRIBUTION LLC

By:
Name:
Title:

REPS, L.L.C.

By:
Name:
Title:

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

CREDIT PARTIES:

HANDLEMAN COMPANY

By:
Name:
Title:

CRAVE ENTERTAINMENT GROUP, INC.

By:
Name:
Title:

HANLEY ADVERTISING COMPANY

By:
Name:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:
Name:
Title:

HANDLEMAN UK LIMITED

By:
Name:
Title:

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

SVG DISTRIBUTION, INC.

By:
Name:
Title:

CRAVE ENTERTAINMENT, INC.

By:
Name:
Title:

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

SILVER POINT FINANCE, LLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

LENDERS:

SPF CDO I, LTD.

By:
Name:
Title:

GRAND CENTRAL ASSET TRUST, SIL SERIES

By:
Name:
Title:

THERMOPYLAE FUNDING CORP.

By:
Name:
Title:

FIELD POINT I, LTD.

By:
Name:
Title:

FIELD POINT III, LTD.

By:
Name:
Title:

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT